SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported):  November 3, 1999
                        Commission File Number:  0-14096


                             FORELAND CORPORATION
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             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0422812
     --------------------------------     ---------------------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)


          12596 W. BAYAUD AVENUE
      SUITE 300, LAKEWOOD, COLORADO                   80228
     --------------------------------     ---------------------------------
     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
                               (303) 988-3122
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                                    N/A
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      (Former name, former address, and formal fiscal year, if changed since last report)

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                                    ITEM 5.
                                  OTHER EVENTS
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      SPECIAL NOTE:  THE FOLLOWING TWO ANNOUNCEMENTS RELEASED ON SUCCESSIVE DAYS
MUST BE READ TOGETHER INASMUCH AS THE SECOND ANNOUNCEMENT SUPERSEDES THE FIRST.

      NOVEMBER 3, 1999. Foreland Corporation announced on November 3, 1999 that it has reached agreement on a restructuring of its debt with Energy Income Fund, Longmeadow, Massachusetts ("EIF").

      Terms of the agreement include a reduction of approximately $16.5 million of debt to $2 million, and issuance of convertible preferred shares to EIF and Petro Source Corporation for the balance of the debt at a conversion price of $0.34 per share. Foreland may redeem the preferred shares within two years.

      EIF also agreed to extend a $2 million financing facility to fund certain working capital, expansion and capital project costs, and in addition to fund the operating costs of a new exploration joint-venture for a period of six months while the venture seeks drilling participation. To ensure technical continuity, the joint-venture will be organized by current management to promote the drilling of Foreland's new exploration prospects. Following execution of definitive documents, the current Board of Directors will resign, and a new Board will be appointed.

      The completion of the recapitalization plan is subject to the preparation of definitive documents, the receipt of an opinion from an independent party to the effect that the recapitalization plan is fair to the Foreland common stockholders from a financial point of view, and other terms.

      Foreland showed a negative equity of $2,180,000 as of June 30, 1999 due to its default on the EIF debt. The Company will seek to relist its common stock on the NASDAQ stock market as soon as its Board of Directors believes it can meet applicable listing and maintenance criteria.

      NOVEMBER 4,1999. Foreland Corporation announced on November 4, 1999 that Energy Income Fund, Longmeadow, Massachusetts ("EIF") its principal secured creditor notified Foreland that negotiations concerning the restructuring of its indebtedness with its principal secured creditor have terminated.

     The creditor has demanded immediate payment of the approximately $13.5 million balance due and advised that it is seeking Foreland's cooperation in proceeding with foreclosure on the collateral, which consists of Foreland's Eagle Springs field and other producing properties, its refining and marketing operations, its transportation company, and a principal exploration prospect.


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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 10, 1999

                                          FORELAND CORPORATION


                                          By: /s/ Bruce C. Decker
                                              Vice-President